                                                               EXHIBIT (a)(1)(B)

                              LETTER OF TRANSMITTAL
          TO TENDER OPTIONS TO PURCHASE SHARES OF COMMON STOCK HELD BY
       OPTION HOLDERS WHO HAVE NOT RECEIVED OPTIONS AFTER DECEMBER 9, 2000
   FOR NEW OPTIONS UNDER THE ULTRAK, INC. 1988 NON-QUALIFIED STOCK OPTION PLAN

              PURSUANT TO THE OFFER TO EXCHANGE DATED JUNE 11, 2001

  THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., LEWISVILLE, TEXAS TIME,
                 ON JULY 10, 2001, UNLESS THE OFFER IS EXTENDED.


To:


D'Lene Sandleback
Ultrak, Inc.
1301 Waters Ridge Drive
Lewisville, Texas 75057
Telephone:        (972) 353-6455
Facsimile:        (972) 353-6750

       DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS
            SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER
                OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE
                                A VALID DELIVERY

                                 ---------------

         Pursuant to the terms and subject to the conditions of the Offer to Exchange dated June 11, 2001 and this Letter of Transmittal, I hereby tender the following options (the "Eligible Option Shares") to purchase shares of common stock, par value $.01 per share, outstanding under the Ultrak, Inc. 1988 Non-Qualified Stock Option Plan (to validly tender such options you must complete the following table according to instructions 2 and 3 of this Letter of Transmittal):



      Grant Date of Shares under                                                           Total Number of
         Tendered Option(1)                   Exercise Price of Option               Shares Subject to Option
      --------------------------              ------------------------               ------------------------







(1) List each option on a separate line even if more than one option was issued on the same grant date.

To Ultrak, Inc.:

         Upon the terms and subject to the conditions set forth in the Offer to Exchange dated June 11, 2001 (the "Offer to Exchange"), my receipt of which I hereby acknowledge, and in this Letter of




Letter of Transmittal- Page 1

Transmittal (this "Letter" which, together with the Offer to Exchange, as they may be amended from time to time, constitutes the "Offer"), I, the undersigned, hereby tender to Ultrak, Inc., a Delaware corporation (the "Company"), the options to purchase shares ("Eligible Option Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock") specified in the table on page 1 of this Letter (the "Eligible Options") in exchange for "New Options," which are new options to purchase shares of Common Stock in an amount based on the number of Eligible Option Shares subject to the Eligible Options that I tender hereby and the exercise price of the Eligible Options that I tender hereby and shall be calculated in accordance with the following formula:


   ELIGIBLE OPTION EXERCISE PRICE          NEW OPTIONS TO BE ISSUED (NEW OPTION: ELIGIBLE OPTION)
   ------------------------------          ------------------------------------------------------


               Up to $6.62                           1 new option per 1 eligible option (1:1)

               $6.63 to $8.25                        .75 new option per 1 eligible option (.75:1)

               $8.26 and above                       .50 new option per 1 eligible option (.5:1)

         All New Options will vest annually in equal annual amounts over a three-year period beginning on the date the Company grants the New Options. The exercise price of the New Options will he equal to the last reported sale price during regular trading of shares of the Common Stock on the NASDAQ National Market on the day of the grant of the New Options. In addition, all New Options will be subject to the terms of the Ultrak, Inc. 1988 Non-Qualified Stock Option Plan (the "1988 Plan") depending on applicable laws and regulations, and to a new option agreement between the Company and the undersigned.

         Subject to, and effective upon, the Company's acceptance for exchange of the Eligible Options tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to all of the Eligible Options that I am tendering hereby. I acknowledge that the Company has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer. I agree that this Letter is an amendment to the option agreement or agreements to which the Eligible Options I am tendering hereby are subject. I hereby represent and warrant that I have full power and authority to tender the Eligible Options tendered hereby and that, when and to the extent such Eligible Options are accepted for exchange by the Company, such Eligible Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, other than pursuant to the applicable option agreement, and such Eligible Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Eligible Options I am tendering hereby.

         All authority herein conferred or agreed to be conferred shall not he affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

         By execution hereof, I understand that tenders of Eligible Options pursuant to the procedure described in Section 3 of the Offer to Exchange and in the instructions to this Letter will constitute my acceptance of the terms and conditions of the Offer. The Company's acceptance for exchange of


Letter of Transmittal- Page 2

Eligible Options tendered pursuant to the Offer will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer.

         I acknowledge that upon the Company's acceptance of Eligible Options tendered by me pursuant to the Offer, such Eligible Options shall be cancelled and I shall have no right to purchase stock under the terms and conditions of such cancelled options after the date of the Company's acceptance.

         I acknowledge that the New Options I will receive (1) will not be granted until on or about the first business day that is at least six months and two days after the date the Eligible Options tendered hereby are accepted for exchange and cancelled and (2) will be subject to the terms and conditions set forth in a new option agreement between the Company and me that will be forwarded to me. I also acknowledge that I must be an employee or non-employee director of the Company on the date the New Options are granted and otherwise be eligible under the Company's stock incentive plan on the date the New Options are granted in order to receive New Options. I further acknowledge that, if I am not an employee or non-employee director of the Company on the date the New Options are granted, I will not receive any New Options or any other consideration for the Eligible Options that I tender and that are accepted for exchange pursuant to the Offer.

         The name and social security number of the registered holder of the Eligible Options tendered hereby appear below exactly as they appear on the option agreement or agreements representing such Eligible Options. The Eligible Options that I am tendering represent all of the Eligible Option Shares subject to each such Eligible Option. In the appropriate boxes of the table on page 1, I have listed for each Eligible Option the grant date, the exercise price, and the total number of Eligible Option Shares subject to the Eligible Option (all of which I am tendering). I understand that I may tender all of my options outstanding under the 1988 Plan and that I am not required to tender any of such options in the Offer. I also understand that all of such Eligible Options properly tendered prior to the "Expiration Date" (as defined in the following sentence) and accepted and not properly withdrawn will be exchanged for New Options, upon the terms and subject to the conditions of the Offer, including the conditions described in Sections 1 and 6 of the Offer to Exchange. The term "Expiration Date" means 5:00 p.m., Lewisville, Texas time, on July 10, 2001, unless and until the Company, in its discretion, has extended the period of time during which the Offer will remain open, in which event the term "Expiration Date" refers to the latest time and date at which the Offer, as so extended, expires.

         I recognize that, under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any Eligible Options tendered for exchange. In any such event, I understand that the Eligible Options delivered herewith but not accepted for exchange will be returned to me at the address indicated below.

         THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

         All capitalized terms used in this Letter but not defined shall have the meaning ascribed to them in the Offer to Exchange.

         I have read, understand and agree to all of the terms and conditions of the Offer.


Letter of Transmittal- Page 3

                            HOLDER PLEASE SIGN BELOW
                           (See Instructions 1 and 4)

         You must complete and sign the following exactly as your name appears on the option agreement or agreements evidencing the Eligible Options you are tendering. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and include with this Letter proper evidence of the authority of such person to act in such capacity.


                               SIGNATURE OF OWNER

X
  -----------------------------------------------------------------------------
                  (Signature of Holder or Authorized Signatory)

Date:                               , 2001
      ------------------------------

Name:
      -------------------------------------------------------------------------
                                 (Please Print)

Capacity:
           --------------------------------------------------------------------

Address:
          ---------------------------------------------------------------------
                            (Please include ZIP code)

Telephone No. (with area code):
                                 ----------------------------------------------

Tax ID/Social Security No.:
                             ---------------------------------------------------



Letter of Transmittal- Page 4

                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. Delivery of Letter of Transmittal. A properly completed and duly executed original of this Letter (or a facsimile thereof), and any other documents required by this Letter, must be received by the Company at its address set forth on the front cover of this Letter on or before the Expiration Date.

         THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. IF YOU ELECT TO DELIVER YOUR DOCUMENTS BY MAIL, THE COMPANY RECOMMENDS THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND THAT YOU PROPERLY INSURE THE DOCUMENTS. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

         Tenders of Eligible Options made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If the Offer is extended by the Company beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. In addition, although the Company currently intends to accept your validly tendered Eligible Options promptly after the expiration of the Offer, unless the Company accepts your tendered Eligible Options before 12:00 midnight, eastern time, on August 7, 2001, you may withdraw your tendered Eligible Options at any time after August 7, 2001. To withdraw tendered Eligible Options you must deliver a written notice of withdrawal, or a facsimile thereof, with the required information to the Company while you still have the right to withdraw the tendered Eligible Options. Withdrawals may not be rescinded and any Eligible Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn Eligible Options are properly re-tendered prior to the Expiration Date by following the procedures described above.

         1. The Company will not accept any alternative, conditional or contingent tenders. All tendering Option Holders, by execution of this Letter (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

         2. Inadequate Space. If the space provided herein is inadequate, the information requested by the first table in this Letter regarding the Eligible Options to be tendered should be provided on a separate schedule attached hereto.

         3. Tenders. If you intend to tender options pursuant the Offer, you must complete the table on page 1 of this Letter by providing the following information for each Eligible Option that you intend to tender: grant date, exercise price and total number of Eligible Option Shares subject to the Eligible Option. The Company will not accept partial tenders of Eligible Options. Accordingly, you may tender all or none of the Eligible Options Shares subject to the Eligible Options you decide to tender.

         4. Signatures on This Letter of Transmittal. If this Letter is signed by the holder of the Eligible Options, the signature must correspond with the name as written on the face of the






Letter of Transmittal- Page 5
option agreement or agreements to which the Eligible Options are subject without alteration, enlargement or any change whatsoever.

         If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Letter.

         5. Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Letter may be directed to D'Lene Sandleback, at the address and telephone number given on the front cover of this Letter. Copies will be furnished promptly at the Company's expense.

         6. Irregularities. All questions as to the number of Eligible Option Shares subject to Eligible Options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Eligible Options will be determined by the Company in its discretion, which determinations shall be final and binding on all parties. The Company reserves the right to reject any or all tenders of Eligible Options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Eligible Options, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Eligible Options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

         IMPORTANT: THIS LETTER (OR A FACSIMILE COPY THEREOF) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY, ON OR PRIOR TO THE EXPIRATION DATE.

         7. Important Tax Information. You should refer to Section 13 of the Offer to Exchange, which contains important tax information.



Letter of Transmittal- Page 6